Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


Board of Directors
Go-Video, Inc.
Scottsdale, Arizona

We consent to the incorporation by reference in this Registration Statement of Go-Video, Inc. on Form S-8 of our report dated May 1, 1997 appearing in this Annual Report on Form 10-K of Go-Video, Inc. for the year ended March 31, 1997.



DELOITTE & TOUCHE LLP
Phoenix, Arizona

February 3, 1998
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